Exhibit 5.1
Holland & Knight Letterhead

April 19, 2006

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-3 filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of 865,721 shares of Common Stock, par value $.01 per share, which shares may be sold by the selling shareholders as described in the Registration Statement. Of the shares described, (i) 350,865 shares have been issued by the Company pursuant to a securities purchase agreement, (ii) 60,311 shares have been issued in connection with a legal settlement agreement (the shares described in (i) and (ii) shall be referred to together as the “Outstanding Shares”), and (iii) up to 454,545 shares will be issued pursuant to a share exchange agreement to which the Company is a party (the “Issuable Shares”).

In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company, and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is limited to the present laws of the United States, the State of Florida, and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
 /s/  HOLLAND & KNIGHT LLP
       HOLLAND & KNIGHT LLP

ANNEX A

Opinion of Special Missouri Counsel
[Letterhead of Thompson Coburn LLP]
April 19, 2006

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441

Re:    Registration Statement on Form S-3 for up to 865,721 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on April 19, 2006 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, up to 865,721 shares of the Company’s common stock, $0.01 par value (the “Shares”). Four Hundred Fifty-Four Thousand Five Hundred Forty-Five (454,545) of the Shares may be issued under the terms of the Share Exchange Agreement by and among the Company and the former shareholders of DSD-Holding A/S dated April 12, 2006 (the “Share Exchange Agreement”), Three Hundred Fifty Thousand Eight Hundred Sixty-Five (350,865) of the Shares were issued under the terms of the Agreement for Purchase and Sale of Share Capital of Signature Industries Limited among Applied Cellular Technology, Inc. and David Cairnie, John Booker, Robin Tyler, Frederick Bassett, Alan Cook, Trevor Gage, Peter Sayles and ECI Ventures GP Limited and ECI Capital Partners, ECI Capital Partners “B,” ECI Developments 2, ECI Eurofund (each acting by its general partner, ECI Ventures GP Limited) and Fisher Karpark Holdings Ltd. and ECI Ventures Nominees Ltd. dated June 8, 1998 (the “Purchase and Sale Agreement”), and Sixty Thousand Three Hundred Eleven (60,311) of the Shares have been issued and are currently being held in escrow under the terms of the Settlement Agreement by and among Jo-Lyn Liquors, Inc. t/a Morris Plains Bottle King, Randolph Bottle King, Inc. t/a Randolph Bottle King, Livingston Bottle King, Inc. t/a Livingston Bottle King, Hackensack Bottle King, Inc. t/a Hackensack Bottle King, Rock Liquors, Inc. t/a Glen Rock Bottle King, Hillsdale Bottle King, Inc. t/a Hillsdale Bottle King, Ramsey Bottle King, Inc. t/a Ramsey Bottle King, Wayne Bottle King 23, Inc. t/a Wayne Bottle King, Hillsborough Bottle King, Inc. t/a Hillsborough Bottle King, Mansfield Bottle King, Inc. t/a Mansfield Bottle King, Union Bottle King, Inc. t/a Union Bottle King, Glen Ridge Bottle King, Inc. t/a Glen Ridge Bottle King, Franklin Bottle King, Inc. t/a Franklin Bottle King, and Allied Management, Inc., Atlantic Systems, Inc. and the Company (the “Settlement Agreement”), each of which is described in the Registration Statement. In delivering this opinion, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Directors resolutions relating to the registration of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2.
The portion of the Shares to be registered pursuant to the Registration Statement which may be issued by the Company pursuant to the Share Exchange Agreement, will, when issued in accordance with the terms of the Share Exchange Agreement, be duly authorized, legally issued, fully paid and non-assessable shares of common stock of the Company, the portion of the Shares to be registered pursuant to the Registration Statement that were issued by the Company pursuant to the Purchase and Sale Agreement are duly authorized, legally issued, fully paid and

April 19, 2006

non-assessable shares of common stock of the Company, and the portion of the Shares to be registered pursuant to the Registration Statement that were issued by the Company under the terms of the Settlement Agreement are duly authorized, legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is being rendered solely for the benefit of the addressee hereof, who may rely on this opinion in rendering their opinion to the Registration Statement, and is not to be used or relied upon by any other person without our prior written consent. We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/ Thompson Coburn LLP

Thompson Coburn LLP